EXHIBIT 99.1

Baker Hughes’ Chairman and CEO to Present at 2016 Barclays CEO Energy-Power Conference

HOUSTON--(BUSINESS WIRE)--Aug. 18, 2016-- Baker Hughes Incorporated (NYSE: BHI) announced today that the Company’s Chairman and Chief Executive Officer Martin Craighead will present at the Barclays CEO Energy-Power Conference on Wednesday, September 7, 2016, at 10:25 a.m. Eastern time.

If you would like to listen to the presentation and view the presentation materials during the conference, please log onto the “Events & Presentations” page on our website at: www.bakerhughes.com/investor. If you would like to listen to a replay, it will be available within 24 hours of the live presentation and will remain available through September 30, 2016. You may use the same website address above to access the replay.

Baker Hughes is a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry. The company’s 36,000 employees today work in more than 80 countries helping customers find, evaluate, drill, produce, transport and process hydrocarbon resources. For more information on Baker Hughes, visit: www.bakerhughes.com.

View source version on businesswire.com:
http://www.businesswire.com/news/home/20160818006296/en/

Source: Baker Hughes Incorporated

Baker Hughes Incorporated
Investor Relations:
Alondra Oteyza, +1.713.439.8822
alondra.oteyza@bakerhughes.com
or
Media Relations:
Melanie Kania, +1.713.439.8303
melanie.kania@bakerhughes.com